EXHIBIT 10.40

                         PEERLESS INDUSTRIAL GROUP, INC.

                       NONQUALIFIED STOCK OPTION AGREEMENT

         THIS AGREEMENT, made this 10th day of January, 1996, by and between Peerless Industrial Group, Inc., a Minnesota corporation (the "Company"), and Harry W. Spell (the "Optionee");

                              W I T N E S S E T H :

         WHEREAS, the Optionee on the date hereof is a nonemployee director of the Company or a Subsidiary of the Company;

         WHEREAS, the Company has adopted a stock option plan known as the "Peerless Industrial Group, Inc. Stock Option Plan" (hereinafter referred to as the "Plan") providing for the automatic grant of nonqualified stock options to nonemployee directors; and

         WHEREAS, the Plan, in compliance with Rule 16b-3 under the Securities Exchange Act of 1934, as amended, has been approved by the shareholders of the Company;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the Company and the Optionee hereby agree as follows:

         1. Grant of Option. The Company hereby grants to the Optionee, on the date of this Agreement, the option to purchase 44,000 shares of Common Stock of the Company (the "Option Shares") subject to the terms and conditions herein contained, and subject only to adjustment in such number of shares as provided in Section 13 of the Plan. Optionee acknowledges receipt of a copy of the Plan.

         2. Option Price. During the term of this option, the purchase price for the shares of Option Shares granted herein is $1.10 per share, subject only to adjustment of such price as provided in Section 13 of the Plan.

         3. Term of Option/Vesting. Subject to the terms and conditions of the Plan, including, but not limited to, provisions for continued service on the Board of Directors, this option shall terminate on January 10, 2001, and shall be exercisable to the extent of 4,000 shares commencing January 1, 1997, 10,000 shares commencing June 7, 1997, 10,000 shares commencing June 7, 1998, 10,000 shares commencing June 7, 1999, and 10,000 shares commencing June 7, 2000.

         4. Personal Exercise by Optionee. This option shall, during the lifetime of the Optionee, be exercisable only by said Optionee and shall not be transferable by the Optionee in whole or in part, other than by will or by the laws of descent and distribution.

         5. Manner of Exercise of Option. This option is to be exercised by the Optionee (or by the Optionee's successor or successors) by giving written notice to the Company of an election to exercise such option. Such notice shall specify the number of shares to be purchased hereunder and shall specify a date (not more than 30 calendar days and not less than 10 calendar days from the date of delivery of the notice to the Company) on which the Optionee shall deliver payment of the full purchase price for the shares being purchased and the Company shall deliver certificates to the Optionee representing the shares so purchased. Such notice shall be delivered to the Company at its principal place of business. An option shall be considered exercised at the time the Company receives such notice. Upon receipt of such notice and subject to the provisions of Paragraph 9 below, the Company shall, on the date specified in such notice and against payment by the Optionee of the required purchase price, deliver to the Optionee certificates for the shares so purchased. Payment for shares of Option Shares may be made in the form of cash, certified check, or, if authorized by the Board of Directors or a committee established to administer the Plan, in the form of Common Stock of the Company, or any combination thereof. Any stock so tendered as part of such payment shall be valued at its then "fair market value" as provided in the Plan. All requisite original issue or transfer documentary stamp taxes shall be paid by the Company.

         6. Rights as a Shareholder. The Optionee (or the Optionee's successor or successors) shall have no rights as a shareholder with respect to any shares covered by this option until the date of the issuance of a stock certificate for such shares. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property), distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as provided in Section 13 of the Plan.

         7. Stock Option Plan. The option evidenced by this Agreement is intended to constitute a nonqualified stock option, and shall not be construed as an "incentive stock option" under Section 422 of the Internal Revenue Code of 1986, as amended. The option is granted pursuant to the Plan, a copy of which Plan is attached hereto or has been made available to the Optionee and is hereby made a part of this Agreement. This Agreement is subject to and in all respects limited and conditioned as provided in the Plan. The Plan governs this option and the Optionee, and in the event of any question as to the construction of this Agreement or of a conflict between the Plan and this Agreement, the Plan shall govern, except as the Plan otherwise provides.

         8. Withholding Taxes. In order to permit the Company to receive a tax deduction in connection with the exercise of this option, the Optionee agrees that as a condition to any exercise of this option, the Optionee will also pay to the Company, or make arrangements satisfactory to the Company regarding payment of, any federal, state, local or other taxes required by law to be withheld with respect to the option's exercise.

         9. Investment Purpose. The Company requires as a condition to the grant and exercise of this option that any stock acquired pursuant to this option be acquired for only investment if, in the opinion of counsel for the Company, such is required or deemed advisable under securities laws or any other applicable law, regulation or rule or any government or governmental agency. In this regard, if requested by the Company, the Optionee, prior to the acquisition of any shares pursuant to this option, shall execute an investment letter to the effect that the Optionee is acquiring shares pursuant to the option for investment purposes only and not with the intention of making any distribution of such shares and will not dispose of the shares in violation of the applicable federal and state securities laws.

         10. Termination of Directorship. If the Optionee ceases to be a director of the Company or any Subsidiary for any reason other than because of death or disability, this option shall continue through its term as defined in Paragraph 3 hereof as to any shares that are exercisable pursuant to Paragraph 3 as of the termination date of such directorship and any unvested shares shall never become exercisable.

         11. Death or Disability of Optionee. If the Optionee dies or becomes disabled while a director of the Company or any Subsidiary, this option shall terminate on the earlier of (i) the close of business on the twelve-month anniversary date of the Optionee's death or disability, or (ii) the expiration date under this option. In such period following the Optionee's death, this option may be exercised by the person or persons to whom the Optionee's rights under this option shall have passed by the Optionee's will or by the laws of descent and distribution only to the extent the option was exercisable on the date of death, but had not previously been exercised. Any unvested shares at the time of the death or disability of the Optionee shall never become exercisable.

         12. Recapitalization, Sales, Mergers, Exchanges, Consolidations, Liquidation. In the event of a stock dividend or stock split, the number of shares of Option Shares and option exercise price shall be adjusted as provided in Section 13 of the Plan. Similarly, in the event of a sale, merger, exchange, consolidation or liquidation of the Company, this option shall be adjusted as provided in Section 13 of the Plan.

         13. Scope of Agreement. This Agreement shall bind and inure to the benefit of the Company and its successors and assigns and the Optionee and any successor or successors of the Optionee permitted by Paragraph 4 above.

         IN WITNESS WHEREOF, the Company and the Optionee have executed this Agreement in the manner appropriate to each, as of the day and year first above written.

                                                 Company

                                                 PEERLESS INDUSTRIAL GROUP, INC.


                                                 By  /s/ William H. Spell
                                                   -----------------------------
                                                 William H. Spell
                                                 Its: Chief Executive Officer


                                                 Optionee


                                                  /s/ Harry W. Spell
                                                   -----------------------------
                                                  Harry W. Spell